Exhibit 4.1

[FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTA-TIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESEN-TATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED

NO. R-☐	PRINCIPAL AMOUNT

CUSIP NO. 49447B AC7	$[ ● ],000,000

KIMCO REALTY OP, LLC

5.300% Note due 2036

KIMCO REALTY OP, LLC, a Delaware limited liability company (herein referred to as the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal amount of [ ● ] MILLION Dollars ($[ ● ],000,000) on February 1, 2036 (the “Stated Maturity Date”), unless redeemed on a Redemption Date (as defined on the reverse hereof) (the Stated Maturity Date or any Redemption Date is also referred to herein as the “Maturity Date” with respect to the principal repayable on such date), and to pay interest on the outstanding principal amount hereof from June 26, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi‑annually in arrears on February 1 and August 1 in each year, commencing February 1, 2026 (each, an “Interest Payment Date”), at the rate of 5.300% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day, as defined below), as the case may be, immediately preceding such Interest Payment Date (each, a “Regular Record Date”). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Securities, if applicable) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360‑day year of twelve 30‑day months.

The principal of and premium, if any, and interest, if any, on this Note payable on the Maturity Date will be paid against presentation of this Note at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York. The Issuer hereby appoints The Bank of New York Mellon (successor by merger to IBJ Schroder Bank & Trust Company) as Paying Agent for the Notes where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to the Notes may be served.

Interest payable on this Note on any Interest Payment Date and, if applicable, on the Maturity Date, as the case may be, will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including June 26, 2025, if no interest has been paid or duly provided for on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be; provided, however, that the Issuer will pay any interest installment due on an Interest Payment Date that occurs on or before a Redemption Date to the Holder of this Note as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, principal, premium, if any, and/or interest payable on such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.  “Business Day” means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or executive order to close.

Payments of principal, premium, if any, and/or interest by the Issuer in respect of this Note will be made by wire transfer of immediately available funds to the Holder hereof in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Notes will be fully and unconditionally guaranteed (the “Guarantee”) by Kimco Realty Corporation, a Maryland corporation and the sole managing member of the Issuer (the “Guarantor”), pursuant to Article Four of the Indenture (and as established pursuant to Section 301 of the Indenture).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual, facsimile or electronic signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed this 26th day of June, 2025.

KIMCO REALTY OP, LLC
By:	Kimco Realty Corporation, its sole managing member

By:
	Name:	Glenn G. Cohen
	Title:	Executive Vice President and Chief Financial Officer
Attest:

Assistant Secretary of Kimco Realty
Corporation, the Issuer’s sole managing member

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within‑mentioned Indenture.

THE BANK OF NEW YORK MELLON (successor by merger to IBJ Schroder Bank & Trust Company), as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

[REVERSE OF NOTE]

KIMCO REALTY OP, LLC

5.300% Note due 2036

This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of August 4, 1994, the Second Supplemental Indenture, dated as of April 7, 1995, the Third Supplemental Indenture, dated as of June 2, 2006, the Fourth Supplemental Indenture, dated as April 26, 2007, the Fifth Supplemental Indenture, dated as of September 24, 2009, the Sixth Supplemental Indenture, dated as May 23, 2013, and the Seventh Supplemental Indenture, dated as of April 24, 2014, each between the Issuer and The Bank of New York Mellon (successor by merger to IBJ Schroder Bank & Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), and the Eighth Supplemental Indenture, dated as of January 3, 2023 (the “Eighth Supplemental Indenture”), by and among the Issuer, Kimco Realty Corporation, a Maryland corporation (the “Guarantor” and, together with the Issuer, the “Obligors”), and the Trustee, and as further amended or supplemented from time to time (herein called the “Indenture”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as “5.300% Notes due 2036” (collectively, the “Notes”), and the aggregate principal amount of the Notes to be issued under such series is initially limited to $500,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes).  However, the Issuer may, without the consent of the Holders of the Notes, create and issue additional Notes in the future having the same terms as the Notes other than the date of original issuance, the date on which interest begins to accrue, the first interest payment date and the offering price, so as to form a single series with the Notes.  All terms used but not defined in this Note shall have the meanings assigned to such terms in the Indenture.

Optional Redemption

Prior to the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but excluding, the Redemption Date; and

(2)	100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest to, but excluding the Redemption Date.

On or after the Par Call Date, the Issuer may redeem this Note, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of this Note to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Notwithstanding the foregoing, if the Redemption Date occurs on or after an Interest Payment Date, then interest will be payable on such Interest Payment Date to the Holders of the Notes at the close of business on the Regular Record Date, if any, immediately preceding such Interest Payment Date. The Issuer will not redeem the Notes pursuant to this section on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured on or prior to such date.

“Par Call Date” means November 1, 2035 (the date that is three months prior to the Stated Maturity Date).

“Redemption Date”, with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption pursuant to the Indenture or such Note.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the date of the notice of redemption based upon the yield or yields for the most recent day that appears or appear, as applicable, after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication), or H.15, under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading), or H.15 TCM. In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the date of the notice of redemption H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such date of notice of redemption of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility in determining or calculating the Redemption Price or the Treasury Rate.

If the Issuer decides to redeem this Note in part, the Trustee will select the Notes to be redeemed by lot or in accordance with the customary procedures of the Depositary.

Written notice of any redemption will be mailed or transmitted in accordance with the applicable procedures of the Depository at least 10 days but not more than 60 days prior to the Redemption Date to the Holder of this Note. Unless the Issuer defaults in payment of the Redemption Price, commencing on the Redemption Date interest on this Note or any portion hereof called for redemption will cease to accrue. No later than the Business Day prior to the Redemption Date, the Issuer will deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to redeem on the Redemption Date all the Notes so called for redemption at the Redemption Price.

Other Terms

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

This Note is not entitled to the benefit of any sinking fund.

Other than as set forth in this Note and the Guarantee, the terms of the of Notes and the Guarantee are as set forth in the Indenture, as amended and restated in the form set forth as Exhibit A to the Eighth Supplemental Indenture.

The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligors and the rights of the Holders of the Securities under the Indenture at any time by the Obligors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Obligors with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Issuer upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

No service charge shall be made for any such regis-tration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other govern-mental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or Typewrite Name and Address Including Postal ZIP Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoints to transfer said Note on the books of
the Issuer, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.